UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2026
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
On September 1, 2026, Jennifer Y. Ryu submitted her resignation from her position as Executive Vice President and Chief Financial Officer of Resources Connection, Inc. (the “Company”) effective October 2, 2026.
Appointment of Interim Chief Financial Officer
Effective October 3, 2026, Ms. Jessica Block, age 45, currently the Company’s Chief AI Officer, will become the Company’s Interim Chief Financial Officer and assume the responsibilities of the Company’s principal financial officer and principal accounting officer. Ms. Block will continue to report to the Company’s Chief Executive Officer.
Ms. Block joined the Company in March 2026. Prior to joining the Company, from June 2022 to March 2026, Ms. Block served as Executive Vice President, Head of Growth and Transformation, for Factor Law, Inc. (“Factor”), a global legal managed services and advisory firm. She served as interim CFO at Factor from January 2023 to January 2024. From August 2016 to May 2021, Ms. Block served as the Senior Managing Director, Global Business Group Leader- Data and Technology at Ankura Consulting Group, a global business advisory firm. Ms. Block has a bachelor’s degree from Yale University and a Master of Business Administration from University of Virginia Darden School of Business.
There are no arrangements or understandings between Ms. Block and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Block and any director or executive officer of the Company, and Ms. Block does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Block entered into an Employment Agreement with the Company on February 2, 2026 in connection with her appointment as Chief AI Officer (the “Employment Agreement”). The Employment Agreement provides that Ms. Block will be employed with the Company for an initial term beginning March 30, 2026 and continuing through March 30, 2029, with the term automatically renewing annually thereafter for an additional one-year term unless either party provides at least sixty days’ written notice of non-renewal and subject to earlier termination by either party.
The Employment Agreement provides that the Company will pay Ms. Block an annual base salary of $450,000 and that she will have an annual target bonus opportunity for fiscal 2027 of $350,000, with the actual amount of Ms. Block’s annual bonus to be determined based on the achievement of performance criteria approved by the Compensation Committee. Ms. Block will be eligible to receive annual equity awards from the Company in the discretion of the Compensation Committee. She will also be eligible to participate in the employee benefit plans available to other executives of the Company.
The Employment Agreement provides that if Ms. Block’s employment with the Company is terminated due to her death or permanent disability, she will be entitled to receive, subject to her providing a general release of claims in favor of the Company, (1) a lump sum payment equal to any earned but unpaid annual incentive compensation with respect to the most recently completed fiscal year, (2) a lump sum payment equal to one times her then-current base salary, and (3) accelerated vesting of any outstanding and unvested Company equity awards (with performance-based awards to vest pursuant to the terms of the applicable award agreement). The Employment Agreement further provides that if Ms. Block’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement, including a non-renewal of the employment agreement by the Company) or by Ms. Block for Good Reason (as defined in the Employment Agreement), Ms. Block will be entitled to receive, subject to her providing a general release of claims in favor of the Company, (1) a lump sum payment equal to any earned but unpaid annual incentive compensation with respect to the most recently completed fiscal year, (2) a lump sum payment equal to one times the sum of her then-current base salary plus her target annual incentive, and (3) accelerated vesting of any outstanding and unvested Company equity awards (with performance-based awards to vest pursuant to the terms of the applicable award agreement).

The Employment Agreement includes certain non-compete, non-solicit, and confidentiality covenants in favor of the Company. The Employment Agreement provides that, should benefits payable to Ms. Block trigger excise taxes under

Section 4999 of the Internal Revenue Code, she will either be entitled to the full amount of her benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to her, the benefits will be cut-back to the extent necessary to avoid such excise taxes. The Employment Agreement does not provide for a Company tax “gross-up” payment to make Ms. Block whole for any such taxes.

The Company has not provided Ms. Block with any additional payments or benefits in connection with her service as interim Chief Financial Officer.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1, and is incorporated in this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

The full text of the Company’s press release, issued on September 3, 2026, announcing Ms. Ryu’s resignation and Ms. Block’s appointment is included as Exhibit 99.1 to this report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Jessica Block, dated February 2, 2026.

99.1	Press release entitled “Resources Connection, Inc. Announces CFO Transition,” issued September 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: September 3, 2026	By:	/s/ ROGER CARLILE
Roger Carlile
President and Chief Executive Officer